PURCHASE AGREEMENT

THIS AGREEMENT made as of the 14___ day of January, 2008.

BETWEEN:

CHRISTIAN F. MURER , located at 1580 Lincoln Street, suite 580, Denver, Colorado, 80203

(the "Vendor")

OF THE FIRST PART

AND:

UTAH URANIUM CORP., a Nevada company, with an office located at Unit B-9, 11850 South Hwy 191, Moab, Utah, 84532

(the "Purchaser")

OF THE SECOND PART

WHEREAS:

A.

The Vendor is the legal and beneficial owner of a 100% interest (the “Vendor’s Interest”) in and to the mining claims described in Schedule A attached hereto (hereinafter the “Property”);

B.

The Vendor has agreed to sell an undivided 100% interest in and to the Vendor’s Interest in the Property on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Purchaser to the Vendor (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1.

For the purposes of this Agreement, the following words and phrases shall have the following meanings, namely:

(a)

"Property" means the mining claims described in Schedule "A" hereto including any replacement or successor claims, and all mining leases and other mining interests derived from any such claims.  Any reference herein to any mining claim comprising the Property includes any mining leases or other interests into which such mining claim may have been converted;

(b)

"Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

(c)

"Shares" means the common shares of the Purchaser trading on the OTC BB  (“Exchange”), to be transferred to the Vendor pursuant to paragraph 4 hereof.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR

2.

(a)

The Vendor represents and warrants to and covenants with the Purchaser, with the knowledge that the Purchaser relies upon same in entering into this Agreement, that:

(i)

it is legally entitled to hold the Vendor’s Interest in the Property and the Property Rights and will remain so entitled until the interest of the Vendor in the Property has been duly transferred to the Purchaser as contemplated hereby;

(ii)

it is, and at the time of the transfer to the Purchaser of the mining claims comprising the Property it will be, the recorded holder and beneficial owner of the Vendor’s Interest in all of the mining claims comprising the Property free and clear of all liens, charges and claims of others, and no taxes or rentals are or will be due in respect of any of the mining claims;

(iii)

the mining claims comprising the Property have been duly and validly staked, located, or granted, and recorded pursuant to the laws of jurisdictions in which they are situated and are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof;

(iv)

there are not any adverse claims or challenges against or to the ownership of or title to any of the mining claims comprising the Property, nor to the knowledge of the Vendor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person other than the Vendor, pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the mining claims comprising the Property; and

(v)

the Property is not the whole or substantially the whole of the undertaking of the Vendor. Vendor may have other mining claims in the area not subject to this agreement except for the first right of refusal as set forth herein.

(b)

The representations and warranties contained in this section are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

3.

(a)

The Purchaser represents and warrants to and covenants with the Vendor, with the knowledge that the Vendor relies upon same in entering into this Agreement, that:

(i)

it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(ii)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles of Incorporation or Bylaws or the operating documents of the Purchaser or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Purchaser is a party or by which it is bound or to which it or the Property may be subject;

(iii)

the Shares will, at the time of delivery to the Vendor, be duly authorized and validly allotted and issued as fully paid and non-assessable, free of any liens, charges or encumbrances;

(iv)

on the date of receipt by the Vendor of the certificate or certificates representing the Shares, every consent, approval, and authorization that is required for the issuance of the Shares and the delivery to the Vendor of such certificate or certificates to be valid will have been obtained and will be in effect; and

(b)

The representations and warranties contained in this section are provided for the exclusive benefit of the Vendor and a breach of any one or more thereof may be waived by the Vendor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

PURCHASE AND SALE

4.

The Vendor hereby sells and assigns and the Purchaser hereby purchases an undivided 100% interest in and to the Vendor’s Interest in the Property, free and clear of all charges, encumbrances and claims, by payment of and issuance of the following:

(a)

the Purchaser paying to the Vendor a total of $275,000 cash, to be paid as follows:

(i)

$75,000 upon execution of this agreement;

(ii)

$100,000 on or before January 15, 2009

(iii)

$100,000 on or before January 15, 2010;

(b)

the Vendor will receive 600,000 common shares of  the Purchaser as follows:

(i)

100,000 common shares of Purchaser due upon the execution of this agreement and payable within 45 days of execution of this Agreement;

(ii)

an additional 250,000 common shares of the Purchaser on or before January 15, 2009;

(iii)

an additional 250,000 common shares of the Purchaser on or before January 15, 2010

(c)

the purchaser agrees to expend $300,000 as a work commitment on the Property for the purpose of exploration of the Property within the next 24 months. Purchaser shall provide to Vendor copies of any and all data, drill core results, reports, maps, assay results and other relevant technical data as such information is made know or available to the Purchaser.

TRANSFER OF PROPERTY

5.

Concurrently with the execution of this Agreement, the Vendor will deliver to the Purchaser duly executed transfers of the Vendor’s Interest in the Property in favor of the Purchaser.  The Purchaser will be entitled to record all transfers contemplated hereby at its own cost with the appropriate government office to effect legal transfer of the Property into the name of the Purchaser and will hold the Vendor’s Interest in the Property subject to the terms of this Agreement.

6.

The Purchaser agrees to execute a reassignment transfer of 100% of the Purchasers/Vendor’s Interest in the Property in favor of the Vendor, such transfers to be held in escrow by a mutually acceptable third party.  In the event of a termination hereof or a default hereof, such transfers shall be delivered to the Vendor free and clear of any and all offsets or claims by Purchaser with such transfers shall be returned to the Purchaser.

TERMINATION

7.

The purchase of the Vendor’s Interest in the Property contemplated herein (the “Purchase”) shall terminate:

(a)

subject to paragraph 13 hereof, upon the Purchaser failing to make any payment or issue any shares which must be made or issued under this Agreement;

(b)

at any time, by the Purchaser giving notice of such termination to the Vendor; or

(c)

subject to paragraph 13 hereof, upon the Purchaser failing to remedy a default as provided therein.

8.

If the Purchase is terminated, the Purchaser shall:

(a)

leave in good standing for a period of at least 12 months from the termination of the Purchase, those mining claims comprising the Property, to the extent allowable by the laws of the jurisdiction in which the Property is situate;

(b)

deliver or make available at no cost to the Vendor within 90 days of such termination, a written reassignment of all claims, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Purchaser with respect to the Property and not theretofore furnished to the Vendor;

(c)

reclaim the Property in accordance with the requirements of all applicable environmental laws and regulations, but only to the extent that such requirements result from the Purchaser’s activities on the Property hereunder;

9.

If the Purchase is terminated, the Purchaser shall have the right, within a period of 180 days following such termination, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Purchaser, and any such property not removed within such 180 day period shall thereafter become the property of the Vendor or may be removed by the Vendor at the Purchaser’s sole expense.

ROYALTY

10.

Upon the Commencement of Commercial Production, the Purchaser shall pay quarterly to the Vendor a four percent (4%) royalty payment on uranium U308 and a two percent (2%) royalty on vanadium on the terms and conditions as set out in paragraph 12 and 13 herein. The Purchaser can purchase two percent (2%) of the uranium royalty for the sum of $3,000,000 at any time prior to June 1, 2009

11.

Uranium Royalties: A royalty on all final U308 contained in natural uranium concentrate (U308) produced and sold or held for future sale from the ores extracted from the mining claims equal to four percent (4%) of the Uranium sales price based on the average of the market spot price indicators commonly in use by the industry at the time of production and milling processes of ores from the mining claims less the following (collectively, the “Deductions”): any State or local taxes on the value of the uranium sold, transportation costs from the mill to the converter, weighing and assaying charges at the converter, and any U308 penalties, surcharges or deductions levied by the converter. Each quarterly payment shall include a written report detailing the calculations of the royalty payment.

12.

Vanadium Royalties: A royalty on any and all final vanadium produced from the ores extracted from the mining claims equal to two percent (2%) of the vanadium sales price actually received by ‘Purchaser’ from the sale of such vanadium within 60 days following sale of such vanadium . Along with each payment Purchaser shall include a written report detailing the calculations of the royalty payment.

13.

Purchaser agrees to pay Vendor a yearly minimum royalty commencing June 1, 2010 of $300,000.00

DEFAULT

14.

If at any time after the Purchase, the Purchaser is in default of any material provision in this Agreement (other than the provisions of paragraph 4 for which no notice of default need be given), the Vendor may terminate this Agreement, but only if:

(a)

it shall have first given to the Purchaser a notice of default containing particulars of the obligation which the Purchaser has not performed, or the warranty breached; and

(b)

the Purchaser has not, within 45 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Purchaser hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

Should the Purchaser fail to comply with the provision of subparagraph (b), the Vendor may thereafter terminate this Agreement by giving notice thereof to the Purchaser.

RIGHT OF ENTRY

15.

The directors and officers of the Purchaser and its servants, agents and independent contractors, will have the sole and exclusive right in respect of the Property to:

(a)

enter thereon;

(b)

have exclusive and quite possession thereof;

(c)

do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Purchaser in its sole discretion may determine advisable;

(d)

bring and erect upon the Property buildings, plant, machinery and equipment as the Purchaser may deem advisable; and

(e)

remove there from and dispose of reasonable quantities of ores, minerals and metals for the purpose of obtaining assays or making other tests.

(f)

Vendor shall also have full rights and access to the property and workings of the mining operation during normal business hours.

CONFIDENTIAL INFORMATION

16.

No information furnished by the Purchaser to the Vendor hereunder in respect of the activities carried out on the Property by the Purchaser or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published or disclosed by the Vendor without the prior written consent of the Purchaser, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.

NOTICES

17.

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or telecopied to such party at the address for such party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

18.

(a)

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b)

In the event this Agreement is assigned or the interest herein is vended to another party, the agreement shall incorporate this Agreement and must reflect the terms and conditions of this Agreement.

(c)

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(d)

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

01/14/2008 14:03 3038933289 AMALGAMATED EXPLOR PAGE 01

8

(e) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, USA.

(g) Time shall be of the essence in this Agreement.

(h) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(i) Any reference in this Agreement to currency shall be deemed to be United States currency.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CHRISTIAN MURER

1/14/08
____

UTAH URANIUM CORP.

Per: ________________ 1/14/08
Authorized Signatory

SCHEDULE "A"

MINERAL CLAIMS

A.

23 Wild Claims in Wayne County, Utah (See Attached Map) known as

UMC395535

UMC395536

UMC395537

UMC395538

UMC395539

UMC395540

UMC395541

UMC395542

UMC395543

UMC395544

UMC395545

UMC395546

UMC395547

UMC395548

UMC395549

UMC395550

UMC395551

UMC395552

UMC395553

UMC395554

UMC395555

WILD LODE MINING CLAIMS
WILD 1-396 CLAIM MAP
T26S - Rgs. 9,10E SLB&M.
Emery County, Utah
NORTH AMERICAN EXPLORATION, INC.
447 North 300 West, Suite 3
Kaysville, Utah 84037
99 100 146 147
97 98 144 145
95 96 142 143
93 94 140 141
14 13 91 92 18 138 139
29 30 59 60 89 90 136 137
27 28 57 58 87 88 134 135
25 26 55 56 85 86 132 133
23 24 53 54 83 84 130 131
21 22 51 52 81 82 128 129
19 20 49 50 79 80 126 127
17 18 47 48 77 78 124 125
15 16 45 46 75 76 122 123
23 13 14 24 43 44 73 74 19 120 121
11 12 41 42 71 72 118 119
9 10 39 40 69 70 116 117
7 8 37 38 67 68 114 115
5 6 35 36 65 66 112 113
3 4 33 34 63 64 110 111
1 2 31 32 61 62 108 109
388 389 396 107
386 387 395 106
26 25 30
384 385 394 105
382 383 393 104
380 381 392 103
378 379 391 102
376 377 390 101
35 36 31
UTAH STATE OFFICE RECEIVED ACCOUNTS UNIT
2007 AUG 16 AM 10: 19
DEPT OF INTERIOR BUR OF LAND MGMT
EXPLANTATION
Claim Location Monument
Claim Corner Monument
Projected Section Line
Survey Corner Monument Projected from USGS Topographic Map
0 500 1000
SCALE U.S Survey Foot
N
R9E R10E
EMERY
WAYNE
T26S
UMC395533-UMC395555